                                                                   EXHIBIT 10.31

--------------------------------------------------------------------------------

                                LABOR AGREEMENT

                                    BETWEEN


                              ABTCO, INCORPORATED
                                 ALPENA PLANT


                                      AND


                        UNITED STEELWORKERS OF AMERICA
                                  LOCAL 7923
                                    AFL-CIO



                                   EFFECTIVE
                                    9/30/96
                                      TO
                                    2/15/99

--------------------------------------------------------------------------------

       ABTCO, INCORPORATED / LOCAL 7923, UNITED STEELWORKERS OF AMERICA

                          1996 - 1999 LABOR AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

AN AGREEMENT............................................................     1

ARTICLE I.       PURPOSE................................................     1

ARTICLE II.      RECOGNITION............................................     1

ARTICLE III.     SENIORITY..............................................     2

ARTICLE IV.      PROMOTIONS, DEMOTIONS, TRANSFERS
                 AND WAGES..............................................     4

ARTICLE V.       HOURS OF WORK AND OVERTIME.............................     7

ARTICLE VI.      VACATIONS..............................................    10

ARTICLE VII.     SAFETY AND HEALTH......................................    13

ARTICLE VIII.    GRIEVANCES.............................................    13

ARTICLE IX.      STRIKES AND VIOLATIONS.................................    16

ARTICLE X.       OTHER CONDITIONS OF EMPLOYMENT.........................    16

ARTICLE XI.      INSURANCE AND PENSION..................................    19

ARTICLE XII.     LIMITATION.............................................    23

ARTICLE XIII.    DURATION AND RENEWAL...................................    23

ADDENDUM I.      BASE WAGE RATE SCHEDULE................................    24

EXHIBIT "A:      DRUG & ALCOHOL POLICY..................................    25

EXHIBIT "B"      RECALL RIGHT...........................................    28

                                 AN AGREEMENT
                                 ------------

An Agreement made and entered into this 30th day of September, 1996, by an between ABTCO, INCORPORATED, Alpena Plant, Alpena, Michigan, hereinafter referred to as the "COMPANY," and UNITED STEELWORKERS OF AMERICA INTERNATIONAL UNION, AFL-CIO-CLC, hereinafter called the "UNION."


                              ARTICLE I.  PURPOSE
                              -------------------

A. The Purpose of this Agreement is to establish wage rates, hours of employment and other conditions of employment and for the purpose of promoting a harmonious relationship between the Company and its employees.

     The management of the Company and the direction of the working forces, including, for example, the right to plan, direct and control Company operations, to hire, suspend, discipline or discharge for cause, promote, demote or transfer, to relieve employees from duty because of lack of work or for other legitimate reasons, and the right to introduce new or improved work methods or facilities, are vested exclusively in the Company; provided that, in the exercise of these prerogatives, the Company shall not violate the provisions of this Agreement. The Company has the complete right to subcontract work covered by this Agreement.


                           ARTICLE II.  RECOGNITION
                           ------------------------

A. The Company recognizes the Union as the exclusive collective bargaining agency for all of its employees in the Office Clerical Department in the Alpena, Michigan, Plant with the exception of the categories listed in Section B below.

B.   The following employees shall not be subject to the terms of this
     Agreement:
          Confidential employees, janitorial employees, operating engineers, production scheduler, cost accountant, traffic supervisor, woods accountant, payroll accountant and general accountants, guards and supervisors as defined in the Act, and all other employees, including those currently covered by existing collective bargaining agreements.

C. If any part of this Agreement should be invalidated or modified by government laws or regulations, all remaining provisions of same shall remain in full force and effect.

D. All present employees shall, on or by the 31st day from the date hereof, as a condition of continued employment, become and remain members in the Union during the life of this Agreement by paying their current dues and initiation fees. All new employees shall, as a condition of continued employment, forty-five (45) days after the date hereof or the date of their employment, whichever is the later, become and remain members of the Union in good standing during the life of this Agreement by paying their current dues and initiation fees.

II.  RECOGNITION ...                                              PAGE  2.

E. The Company will check off monthly dues, initiation fees and assessments, each as designated by the International Treasurer of the Union, as membership dues in the Union for every employee who has agreed to it in writing. Such designation also includes the procedures to be followed.

     The Union will not hold the Company liable for any claim made by reason of the Company's deductions provided for herein and will indemnify, hold harmless, intervene and defend the Company against any and all Company loss or expense occasioned by any claims against the Company arising out of or because of Article II.

F. The Company will conduct a review with the Union Committee prior to combining jobs within the Unit or reducing the Bargaining Unit workforce. This review will provide for open, two-way communications in a problem-solving mode and, hopefully, will result in a better understanding between the parties.


                            ARTICLE III.  SENIORITY
                            -----------------------

A. In general, seniority means the length of continuous service in the employer's plant or departments in Alpena, Michigan. The principle of seniority shall be observed in accordance with conditions listed below.

B.   Probationary Period

     1. The seniority of new employees shall be established after ninety (90) days of continuous employment and shall begin as of the original date hired. All employees shall be considered on a probationary or trial basis for the first ninety (90) days of their employment, and no controversy concerning their tenure of employment shall be deemed a grievance hereunder; provided, however, that probationary employees shall be subject to all terms of this Agreement not inconsistent with this provision.

C.   Unit Seniority

     1. Unit seniority is defined as the length of continuous service of an employee in the bargaining unit with respect to all other employees who have seniority in the same bargaining unit.

     2. The unit seniority date for all bargaining unit employees shall be their date of hire in the unit.

D.   Termination of Seniority

     Seniority is terminated by one of the following events:

     1.   When an employee is discharged for just cause.

     2.   When an employee quits.

III.  SENIORITY ...                                              PAGE  3.

     3. When an employee fails to report for work or fails to give a satisfactory reason for such delay, after a layoff, when properly notified by registered mail within ten (10) days from mailing date of such notice.

     4. When an employee is laid off for a period of two (2) years or the length of seniority, whichever is greater. An employee hired after June 17, 1983, will terminate seniority when laid off for a period of two (2) years or the length of seniority, whichever is less.

     5. Any current or future bargaining unit member will have one (1) year seniority protection upon accepting a full-time position with the Union. After one (1) year, the employee's seniority will terminate.

     6. When an employee is absent for reasons of illness, injury or poor health, except for absence due to injury or disease for which Workers' Compensation is payable; two (2) years or the length of seniority, whichever is greater. When an employee hired after June 17, 1983, is absent for reasons of illness, injury or poor health, except for absence due to injury or disease for which Workers' Compensation is payable; two (2) years or the length of seniority, whichever is less.

     7. The Chairperson of the Grievance Committee will be notified in writing by the Company of any termination or layoff of a Local 7923 member employee.

E. An employee whose seniority has terminated and who later may be re-employed shall be considered in every respect as a new employee, and a new seniority date shall be established, based on the date of hiring.

F.   Layoff and Rehiring

     1. When a layoff in the working force is necessary, employees shall be laid off in accordance with their unit seniority; that is, the employee with the least unit seniority shall be laid off first, etc., provided that in the selection of employees for layoff, due consideration shall be given to the retention of employees who have the ability and qualifications and are physically able to perform the available work, subject to F-3 below.

     2. Laid off employees shall be rehired in accordance with their unit seniority; that is, the employee with the greatest unit seniority shall be rehired first, etc., provided that the employee has the ability and qualifications and is physically able to perform the duties of the job which is open.

     3. Whenever there is a layoff, the Company will discuss the layoff with the Union Committee one (1) week in advance if possible. For short-term layoffs (two weeks or less), those employees who have completed training as provided for by the temporary vacancy procedure and are qualified to perform the job will be assigned by the Company. For indefinite layoffs, such training as may be necessary to enable a senior employee to exercise unit seniority to maintain a job will be implemented in accordance with Paragraph F-1 above. The Company will notify the employees involved by letter of

III.  SENIORITY ...                                              PAGE  4.

          the pending layoff. There shall not be any payment of wages made or required in lieu of such notification. In the event an individual is not notified as specified herein, they will be offered work for an additional week to properly follow the above procedure.

G. An up-to-date seniority list with the job rate groupings is attached hereto and forms a part of this Agreement. An up-to-date seniority list shall be posted on the bulletin board and maintained up-to-date by the Company.

H. When two (2) or more persons are hired and report for work on the same day, their seniority shall be governed by their birthdates, with the oldest employee being the most senior.

I. Notwithstanding any of the seniority rules contained here, the President, the Chairperson and members of the Grievance Committee shall, during their terms of office, be placed at the head of the unit seniority list; provided, however, that this preferential seniority shall only be for the purpose of determining layoffs and rehires.


            ARTICLE IV.  PROMOTIONS, DEMOTIONS, TRANSFERS AND WAGES
            -------------------------------------------------------

A.   PROMOTIONS AND DEMOTIONS
     1. Promotions to higher paid jobs or more desirable jobs, where a vacancy exists, shall be based on the Company's decision as to the most qualified person.

     2. When a permanent job opening occurs, the following procedure will be followed:

          The job will be posted on the bulletin board for three (3) normal working days, describing the vacancy and advising that applications will be accepted from employees in the unit.

          If more than one employee signs for a job opening, the Company will select the most qualified applicant. Every attempt will be made to fill vacancies within fifteen (15) days from removal of the job posting.

          An employee who fills a vacancy under the provisions of this Paragraph 2 will, within the first five (5) days of training and orientation, decide whether or not to accept the job. If the employee declines the position, reinstatement to the employee's former job will be made without loss of seniority.

          The above procedure shall apply to any vacancy, whether it represents a promotion or demotion. When a job opening is posted as set forth above, the Chairperson of the Grievance & Negotiating Committee will be given a copy after the posting period is completed.

     3. When a job is eliminated, the employee(s) affected will be allowed to select, within three working days, a job that is held by a person with less seniority at an identical or lower wage rate. An employee making a selection by this provision will be subject to Article IV, Paragraph A-1, and must meet the requirements and be qualified to perform the work of such position.

IV.  PROMOTIONS, ETC. ...                                         PAGE  5.

     4.   a.   A job will be considered vacant when the employee holding the job has quit, is discharged, demoted, promoted, transferred or when it is a newly-created job, or when the job itself is relocated on the promotion schedule; such relocation to be as determined mutually by the Company and Union. Notwithstanding any of the above, the Company reserves the right to determine whether the need to fill a vacancy exists. All other vacancies will be considered temporary.

          b. The Company reserves the right to fill temporary vacancies whenever it deems it necessary.

          c. It is the practice of the Company to hire temporary employees for the purpose of filling temporary vacancies.

          d. An employee hired on a temporary basis shall have no re-employment rights. In the event the Company transfers a temporary employee to permanent status, seniority will date back to the date consecutive employment prior to such transfer began.

          e. Temporary employees shall have no bidding rights and shall only be eligible for straight-time pay, overtime and holiday pay, but shall not be entitled to any other benefits as provided in this Agreement.

          f. Temporary employees hired after June 17, 1986, shall receive 68% of the lowest job rate listed in Addendum I.

          g. Temporary employees are those engaged for a specific project or limited period. Occasions may occur when such personnel will not be subject to the provisions of this Labor Agreement.

     5. If in the opinion of both the Company and the Union a job which has been considered temporarily filled for sixty (60) days or more should no longer be considered temporary, it will be treated as a permanent vacancy.

     6.   An employee promoted or transferred to a new job under provisions of
          Article IV, Paragraph A2, shall be subject to a probationary period of thirty (30) days, which may be extended by mutual agreement of both parties. During the probationary period provided herein, the employee will be evaluated on a weekly basis by the immediate supervisor, the trainer and the employee. They will determine the progress of the employee being trained and further training requirements by consensus. If the employee does not meet the requirements of the job or is not capable of performing the job properly during the probationary period, the employee shall be reinstated to the former job. A copy of the evaluation will be forwarded top the Human Resources Office and to the Chairperson of the Grievance Committee, or in the Chairperson's absence, to another member of the Union Committee.

     7. An employee appointed to a position not subject to this Agreement who at a later date is relieved or wishes to be relieved from such position shall be reinstated in the bargaining unit and shall assume the job to which seniority entitles the employee; provided,

IV.  PROMOTIONS, ETC. ...                                         PAGE  6.

          however, that the job will not be higher on the promotion schedule than the one left to assume the position not subject to this Agreement. After six (6) months, or one (1) such transfer, all unit seniority shall be lost.

     8. An employee hired into this bargaining unit directly from within the plant unit shall be considered a new employee in every respect, with the exception that length of service for purposes of determining fringe benefits and vacation eligibility will be retroactive to the original employment date with the Company.

B.   WAGE RATES

     1. The base wage rates in effect on the Effective Date of this Agreement will be those listed in Addendum I.

     2. It is recognized that changing conditions and circumstances may from time to time require the adjustment of existing wage rates because of significant changes in the duties of the jobs. Such changes in existing jobs shall be subject to the Grievance Procedure by the Union, and any grievance thereunder shall be introduced in Step 2.

          The Company will not make any changes in the pay rate of any job without first notifying the Chairperson of the Grievance & Negotiating Committee in writing and discussing it with the Union Committee.

          When a new job is established, the Company shall set a rate for same and put it into effect; such rate being subject to review by the Union, who has access to the Grievance Procedure if no mutual agreement is reached, and the grievance shall be introduced in Step 2.

     3. Employees hired after June 17, 1986, who have unit seniority which is less than five (5) years shall receive the following percentage of the job rates as set forth in this Agreement:

                                       Percent of Job Rate
               Plant Seniority      To Which Employee is Entitled
               ---------------      -----------------------------
               Less than 1 year                68%
               1 - 2 years                     74%
               2 - 3 years                     80%
               3 - 4 years                     86%
               4 - 5 years                     92%
               Over 5 years                   100%

          If an employee is temporarily or permanently upgraded to a higher paying job, the percent of the job rate to which that employee is entitled shall be applied to the job rate of the higher paying job during the period of time the employee works such a job.

          The Company may, after discussion with the Union, pay a higher percentage than the seniority calls for, provided that such percentage shall not exceed 100%.

IV.  PROMOTIONS, ETC. ...                                         PAGE  7.

     4. To encourage the development of multiple skills, the Company will pay an annual bonus of $200 for each mastered skill in excess of the employee's regularly-assigned job. Employees must commit to those positions for which they are fully trained and must be capable of filling the position(s) on a temporary basis. The supervisor of the position will evaluate the skill level of the employee and validate that the employee is fully trained and has mastered the skills and knowledge required. The employee and the supervisor are expected to ensure that the necessary skills are maintained on an ongoing basis.

C.   PAYMENT OF WAGES

     .1 Payment of wages shall be made weekly, starting on Thursday and continuing through the following day, to cover the pay period ending the previous Monday at 12:01 AM. Wage payments shall be made by check. When holidays or other circumstances make it impractical to distribute checks during the normal pay period, the checks will be made available as soon as practical thereafter.

     2. An employee permanently assigned to a higher-rated job shall receive the job rate. An employee temporarily assigned to a higher-rated job shall receive the rate of the higher job for the hours worked on the job when such an assignment is for less than four (4) hours, or for the day when such assignment is for four (4) hours or more. An employee temporarily assigned to a lower-rated job will receive the employee's regular rate of pay for all hours worked. Where such assignment is due to layoff or reduction in force, the employee so assigned will receive the regular rate for the first week of such reduction, and thereafter shall receive the rate of the job worked at.

D.   MILITARY SERVICE

     1. Employees entering the Military Service of the United States shall retain all seniority rights and all other rights and privileges granted them under the provisions of the pertinent laws enacted by the United States Congress, provided said employees comply with all the requirements of said laws.


                    ARTICLE V.  HOURS OF WORK AND OVERTIME
                    --------------------------------------

A.   HOURS

     1. The workweek is defined as a period beginning and ending at 12:01 AM on Monday and shall consist of five (5) eight (8) hour days, Monday through Friday, except as set forth in Paragraphs 2 and 3 herein.

     2.   Normal working hours for employees shall be determined by the Company.

     3. Should the Company require a second and/or third shift, a shift differential of $0.13/hour and $0.24/hour respectively will be paid to all employees working the shift(s). Other non-economic specifics related to this change will be discussed with the appropriate members of the Bargaining Unit prior to their being implemented.

V.  HOURS OF WORK & OVERTIME ...                                      PAGE  8.

B.   OVERTIME

     1. For the purpose of computing overtime, eight (8) hours shall constitute a day's work. All time worked over eight (8) hours in any twenty-four (24) hour period and all time worked over forty (40) in any one workweek shall be paid at the rate of time and one-half (1-1/2), provided that overtime rates shall not be paid when more than eight (8) hours in twenty-four (24) are worked as a result of regular shift changes or as a result of employees trading shifts, with Company approval, for their own convenience. Overtime earned on a daily basis shall not be duplicated on a weekly basis.

     2. It is agreed that the Company will make every effort to avoid assigning employees for periods of work in excess of twelve (12) hours in any twenty-four (24) hour period. An employee who has worked through a normal shift shall be entitled to one eight (8) consecutive hour off-duty period between the end of one regularly-scheduled shift and the beginning of the next regularly-scheduled shift.

     3. For all time worked on a Sunday, an employee will be paid at the rate of time and one-half (1-1/2).

     4.  There shall be no pyramiding of overtime.

C.   HOLIDAYS

     1. The Company will pay each employee eight (8) hours at the regular rate of pay for the following days, subject to the requirements listed elsewhere in this Article:
               New Year's Day       Thanksgiving Day
               Memorial Day         Day After Thanksgiving
               July 4               Day Before Christmas
               Labor Day            Christmas Day
          When an employee works on a holiday at a rate higher than the regular rate of pay, the holiday pay shall be computed at the higher rate.

          When an employee is required to work on a holiday, such work will be the responsibility of the person permanently assigned to the job.

     2. All work performed on holidays will be paid at two (2) times the employee's hourly rate. This is in addition to and not in lieu of holiday pay. However, there shall be no pyramiding of this overtime.

     3. If one of the above listed holidays falls on Saturday, it will be observed on the preceding Friday. If one of the above listed holidays falls on Sunday, it will be observed the following Monday. If two consecutive holidays fall on a Friday and Saturday, they will be observed Thursday and Friday; or, in the case where two consecutive holidays fall on a Sunday-Monday, they will be observed Monday and Tuesday. For the purpose of this Agreement, the above listed holidays are considered to commence at 12:01 AM and end at 12:01 AM.

V.  HOURS OF WORK & OVERTIME ...                                      PAGE 9.

     4. Employees are qualified for holiday pay if their last hiring date was at least thirty (30) calendar days prior to the paid holiday, if they work the last scheduled day before the paid holiday, and if they work the first scheduled day after the paid holiday, unless excused by the Company. If employees are laid off thirty (30) days or less before a holiday, they will receive holiday. If laid-off employees are recalled thirty (30) days or less after a holiday, they will receive holiday pay.

     5. Employees who are on a regularly-scheduled approved vacation will receive the holiday pay, provided they work the last regularly-scheduled day prior to the vacation and work the first regularly-scheduled day after the vacation, unless excused by the Company.

     6. Employees on an approved leave of absence of thirty (30) days' duration or less will receive holiday pay, provided they work the last scheduled day before the leave is effective and provided they work the first scheduled day after the leave expires, unless excused by the Company.

     7. Employees who are absent from work as a result of an industrial injury arising out of and in the course of employment that is recognized by Workers' Compensation, or who are on approved sick leave under terms of the Sickness and Accident Weekly Indemnity Plan, will receive holiday pay for the paid holidays which occur during the first twelve
          (12) months of absence following the date of disability resulting from such accident.

     8. Employees scheduled to report for work on a holiday but who fail to report for work will not be entitled to any holiday pay, unless excused by the Company.

     9. The hours worked on a holiday or the hours paid for but not worked (not to exceed a total of eight (8) hours for both) shall be considered as hours worked for the purpose of computing weekly overtime.

     10. Employees who work on a higher-rated job during the week in which a holiday falls will receive the higher rate for the holiday, providing they work the majority of hours during the week on the higher-rated job.

     11. Each permanent employee hired after June 17, 1986, who has the following seniority will be entitled to the floating holidays outlined below during the current year:
               More than six (6) months but less than
                one (1) full year of service       -    1
               More than one full year of service  -    2
          These additional floating holidays may be taken at a time of the employee's choice, subject to the following restrictions:

          a. All rules governing payment and qualification for non-floating holidays apply to floating holidays. To provide reasonable accommodation for employee requests and retain sufficient personnel to accomplish the necessary work, employees must notify their supervisor of the day of their choice not later than Wednesday of the week preceding the workweek in which they want to take the floating holiday. The supervisor will approve such requests unless there are more employees already scheduled off than can reasonably be allowed. A master schedule for each department will be maintained listing the dates scheduled.

V.  HOURS OF WORK & OVERTIME ...                                      PAGE 10.

     12. An employee who was laid off for more than twenty-six (26) weeks in the previous calendar year will not be entitled to floating holidays described in Paragraph 11 above, but will be entitled to one (1) floating holiday for each two (2) months of employment in the current calendar year, the total not to exceed those listed in Paragraph 11 above.

D.   CALL-IN AND REPORT-IN PAY

     1. Employees called in at times other than their regular shift will be given at least four (4) hours' work or four (4) hours' straight-time pay.

     2. Employees reporting for work on their regular shifts without having been properly notified that there will be no work shall receive a minimum of four (4) hours' pay. In the case of a shutdown, a radio broadcast shall be considered as proper notification that there will be no work.

E.   DISTRIBUTION OF OVERTIME

     1. The Company will notify employees of overtime by noon the day in which the overtime is required whenever possible. Notification for Saturday and/or Sunday overtime will be given as soon as overtime is contemplated or by noon on Friday, whichever is earliest. It is the intent of the Company to notify employees of pending overtime as soon as any overtime requirements are known to the supervisor.

     2. The Company shall have no obligation to equalize overtime. Overtime will be assigned to the employee holding the position in which the need for overtime occurs. The Company shall not be responsible for compensating an employee for a lost overtime opportunity under any circumstances. The only remedy for an employee who has lost overtime is to make up such overtime at the next most convenient opportunity, with due consideration for efficiency of operations.


                             ARTICLE VI.  VACATIONS
                             ----------------------

A.   WEEK OF EMPLOYMENT

     For the purpose of this article, a "week of employment" is defined to include the following:

     1.   Any week in which the employee performed work for the Company

     2.   Any week in which the employee is on vacation with pay.

     3. Any week in which the employee is absent on account of injury or illness for which the Company is required to pay Workers' Compensation.

     4. Whenever a week of employment falls in two (2) calendar years, the week will be considered to be in the year in which the most days of the week fall.

VI.  VACATIONS ...                                                PAGE 11.

B.   WEEK OF VACATION

     1. Vacation pay will be made at a rate equal to the highest straight-time rate employees have received for a period of fifty percent (50%) or more of their work time during the thirty (30) day period immediately preceding the vacation or the rate of their permanent job classification, whichever is higher. One week's vacation pay shall consist of forty (40) hours.

     2. If a vacation has been properly scheduled two (2) weeks prior to the date of starting the first week of vacation, the vacation check will be given on the last workday preceding the vacation, covering the amount of vacation currently being taken.

C.   ELIGIBILITY AND AMOUNT OF VACATION

     Vacation as provided in this Paragraph C shall vest to each individual employee as of December 31 of the calendar year immediately preceding the year in which the vacation is to be taken, if the employee had at least twenty-three (23) weeks of employment (as defined above) in the preceding calendar year. An employee who accumulates less than twenty-three (23) weeks of employment in a calendar year shall be pro-rated.

     SERVICE

     An employee with one (1) year of continuous service shall be entitled to one (1) week of vacation on the anniversary of the date of hire. Additional weeks of entitlement shall be as follows:

                3 years    2 weeks
                7 years    3 weeks
               12 years    4 weeks

D.   VACATION LIMITATIONS

     1. For purposes of taking vacation time off, the vacation year shall run from January 1 to December 31 of the same year.

     2. No vacation shall be permitted prior to the end of the calendar year in which the eligibility was accumulated, provided that when an employee is laid off and has accumulated the twenty-three (23) weeks of employment in the current calendar year, or is laid off during the following year before taking a vacation, the employee shall be given the choice at the time of layoff or anytime after layoff within that calendar year, of taking cash in lieu of any unscheduled vacation.

     3. Vacations may be taken in day or days at a time, provided satisfactory arrangements can be made between an employee and the Company.

E. When an employee quits, retires or dies, the employee shall be paid for unused vacation vested as well as pro-rata vacation allowance accumulated during the current year.

VI.  VACATIONS ...                                                PAGE 12.

F. Should an employee become disabled prior to or during scheduled vacation time, the employee will be permitted to change said vacation to a subsequent date, provided it will not conflict with another employee's vacation. Consideration of such requests is contingent upon prompt notice and evidence satisfactory to the employee's immediate supervisor.

G. When an employee is discharged for cause, any unused vested vacation will be paid. The employee will not receive a vacation allowance for the current year unless a minimum of twenty-three (23) weeks have been worked in the current year, after which the employee would be entitled to the full vacation allowance.

H. When an employee returns to work under the provisions of Article IV, Section D, the total time in military service shall be counted in determining whether the employee's next vacation shall be one, two, three or four weeks.

I. If a holiday falls during the vacation period, then the employee shall receive the holiday pay in addition to vacation pay, but not an additional day off.

J. An employee must take time off to receive vacation pay. However, should an employee be sick or disabled and it is impossible to reschedule an eligible vacation during the vacation year, the employee shall receive vested vacation pay in lieu of time off.

K. Vacation periods will be arranged by the employees in the vacation groups, subject to the rules contained herein and approval by the supervisor and/or department head. Employees must indicate the priority of each full week of vacation requested. Preference for vacation will be granted on the basis of unit seniority.

     Preference by unit seniority may be exercised for only one (1) segment of a split vacation, but must consist of a minimum of one full week or full weeks at a time. During the following high peak vacation demand periods, the restrictions shown will be in effect: May 15 through September 15, only two (2) weeks of continuous vacation per employee; November 15 through November 30, only one (1) week of continuous vacation per employee; and December 15 through December 31, only one (1) week of continuous vacation per employee.

     An approved vacation schedule will be posted by April 1 of each year and will be updated on a weekly basis. No preference by seniority will be given an employee who fails to return the authorization form by March 1. Vacation time thereafter will be granted on a first come-first served basis. In any event, all vacations must be scheduled in and approved not later than September 1.

L. In the event of any facility shutdown resulting in a layoff or cutback, any employee who may be laid off as a result of such layoff or cutback shall not be allowed to reschedule any approved scheduled vacation that would occur during such layoff period.

M. In the event of a total plant shutdown, and with one week's notice, the Company may require employees to take up to a maximum of one week of vacation in a calendar year. In the scheduling of vacations during this time period, the first group to be considered would be those

VI.  VACATIONS ...                                                PAGE 13.

     individuals with unscheduled vacations. If this list does not provide for a sufficient number of vacations, then those individuals remaining who would be temporarily laid off could be required to take vacations in accordance with the following schedule:

          Eligible Vacation Remaining*  Vacation Weeks Required to Take
          ---------------------------   -------------------------------
               (1) week or less                     None
               More than (1) week                     1
                    *Rounded to nearest whole week.

     In the event an individual is required to take a vacation and, as a result, would not have vacation time remaining to satisfy a previously planned vacation, the Company will grant a leave of absence for the additional time off requested. A voluntary layoff will be granted in the event there was/were individual(s) on temporary layoff who could be brought back to work.

     This would apply to the time period of Memorial Day through Labor Day.


                        ARTICLE VII.  SAFETY AND HEALTH
                        -------------------------------

A. The appropriate members of Management and the Union Grievance Committee will meet the third Thursday of each month for a Union/Management Meeting. Said meeting will be for the purpose of reviewing the administration of this contract, as well as any other pertinent business that may arise. These meetings are not intended to by-pass the regular grievance procedure.

B. A member of the Unit will participate in the Plant Safety Committee. This employee will participate in the monthly safety inspection on a rotation scheduled by the Plant Safety Committee. A written report will be prepared and reviewed at the monthly meeting referred to above. Copies of the Safety & Housekeeping Inspection Report will be given to each member of the Union Committee and Staff Representative.

C. The Company will pay for time spent, up to a maximum of eight (8) hours per day, for the Union Safety Representative to accompany a MIOSHA Inspector on scheduled inspections of areas where Unit employee regularly perform work.


                           ARTICLE VIII.  GRIEVANCES
                           -------------------------

A. The Company recognizes a Grievance and Negotiating Committee consisting of three (3) members. The Chairperson of the Grievance and Negotiating Committee will function as the Steward.

B. Meetings of the Grievance and Negotiating Committee may be called at any time, at reasonable intervals, by the Chairperson of the Grievance and Negotiating Committee or the Human Resources Manager.

VIII.  GRIEVANCES ...                                             PAGE 14.

C. It is the intent of the parties that the first three steps of this procedure be carried out during normal working hours where applicable, without loss of pay; and such time will be considered as time worked for the purpose of computing overtime. In the event the first three steps cannot be carried out during normal working hours, the Company will pay each employee and Union representative for the time spent in meeting with the Company beyond normal working hours during the first three steps of this procedure; such pay will be at the respective individual's straight time rate, and time involved in such meetings will not be treated as hours worked in the computation of overtime or for any other purpose.

D. A grievance is defined as any controversy between the parties hereto or between the Company and any employee covered by this Agreement which relates to interpretation or violation of any provisions of this Agreement.

E.   The following procedure will be followed in the Settlement of a grievance:

     Step 1
     ------
          Any employee having a complaint or grievance shall take the matter up with the person's supervisor and, if so requested, the Chairperson of the Grievance and Negotiating Committee in attendance. The supervisor, when advised that the complaint is a grievance, shall respond to the employee and the Chairperson orally within two (2) working days.

     Step 2
     ------
          If Step 1 does not effect settlement, the grievance shall be reduced to writing and presented to the Human Resources Manager within three
          (3) working days. The Human Resources Manager, with appropriate members of Management, the Chairperson of the Grievance and Negotiating Committee and the employee having the grievance shall meet within five (5) working days upon receipt of the written grievance and try to resolve the matter. The Company will provide the Union with a signed and dated answer in writing within five (5) working days from the date of the meeting.

     Step 3
     ------
          If Step 2 does not effect settlement, then within ten (10) working days after receiving the Company answer, the Union shall notify the Plant Manager and Union Representative in writing. They, together with appropriate members of Management and the Union Grievance Committee shall meet within ten (10) working days after notification. The party against which the grievance was brought shall, within ten
          (10) working days of such meeting, give the grieving party a written answer stating their position on such grievance. As part of the request for a 3rd Step Meeting, the grieving party shall present in writing a general statement of the issues and shall specifically cite the provision(s) of this Agreement deemed to have been violated. On this basis, both parties may present final arguments to try to arrive at a settlement without carrying the matter to arbitration.

VIII.  GRIEVANCES ...                                             PAGE 15.

     Step 4
     ------
          If a grievance cannot be satisfactorily resolved in Step 3, the Union shall, within thirty (30) days after receipt of the Company's Step 3 answer, file a Request for Arbitration Panel with the Federal Mediation & Conciliation Service Office of Arbitration Services (hereinafter referred to as "FMCS-OAS"), notifying FMCS-OAS of their desire to obtain a panel of seven (7) arbitrators. Either party shall have the option of requesting a second and final panel of seven (7) arbitrators from FMCS-OAS. The FMCS-OAS panels shall consist of seven
          (7) arbitrators from across the Mid-West. The arbitrator shall be selected from said panel or panels by an alternate striking of names. The parties shall alternate which party opens with the first strike of a panel name, the Union striking first on the first panel, the Company striking first on the second panel, and the parties continuing to alternate as additional panels are requested on additional arbitrations. After the opening panel strike, the parties shall thereafter alternate in the striking of the remaining names until a single name remains on the list, and that remaining name shall be designated the arbitrator. Upon acceptance of the commission by the arbitrator, the arbitrator shall, after hearings consistent with fair play and the law, render an award which shall be final and binding upon the parties. Each party shall bear its own expenses in connection with the arbitration and shall share equally the expense of the arbitrator. Where one party arranges for transcription of the arbitration hearing by a court reporter, and the other party orders a copy of the record made, the parties shall share equally the total costs of obtaining the transcript and a copy thereof. The arbitrator shall not, in any way, provide said party with the original or copy of the transcript unless the party shares equally in the total costs of obtaining the transcript and a copy thereof. The arbitrator shall be responsible in the first instance for determining the accuracy of the arbitration hearing transcript.

F. In all steps of procedure outlined above, failure of either party to abide by the time elements constitutes acceptance of the grieving party's position, unless extended by mutual written agreement.

G. Any arbitrator selected or appointed under this paragraph shall have jurisdiction and authority to interpret and apply the provisions of this Agreement insofar as it shall be necessary to the determination of the grievance, but the arbitrator shall have no jurisdiction or authority to alter or amend in any way the provisions of this Agreement.

H.   The decision of the arbitrator shall be final and binding on both parties.

I. A sincere and earnest effort will be made by both parties to effect a reasonable and adequate settlement of all grievances in each step of the grievance procedure.

J. In all steps of the grievance procedure described above, either the Company or the Union shall have the right to specify that the aggrieved employee, the employee's supervisor, or both, be called in to discuss the details of the grievance in the presence of the proper representatives of both the Company and the Union.

VIII.  GRIEVANCES ...                                             PAGE 16.

K. To promote maximum harmony of relationship, it is essential that sources of grievances be detected promptly. Therefore, an employee, the Union or the Company must initiate a grievance within seven (7) working days after occurrence of the event which forms the basis for such grievance. After expiration of this seven (7) day period, all rights under the grievance procedure shall be forfeited, unless the employee submits adequate proof that illness or other compelling personal reasons prevented filing the grievance within the seven (7) day period.


                      ARTICLE IX.  STRIKES AND VIOLATIONS
                      -----------------------------------

A. Adequate procedure having been provided for the equitable settlement of any grievance arising under this Agreement, the parties hereto agree that there shall be no suspension of work through strikes, sympathy strikes, slowdowns, lockouts or otherwise during the life of this Agreement.

B. The Company shall have the right to discharge or discipline any employee participating in any strike, sympathy strike, slowdown or other suspension of work; and the Union agrees not to oppose such action. However, it is understood that the Union shall have recourse to the grievance procedure as to matters of fact in the alleged action of such employee.

C. During the life of this Agreement, should a strike, work stoppage or slowdown occur, in whole or in part, the International Staff
     Representatives and Local Union Officers will take appropriate, immediate action to immediately terminate such strike, slowdown or work stoppage.


                   ARTICLE X.  OTHER CONDITIONS OF EMPLOYMENT
                   ------------------------------------------

A. When an employee is discharged or suspended, the Company shall immediately, in writing, notify the Chairman of the Negotiating and Grievance Committee, with a copy of same to the President of the Union. If the Union wishes to protest the discharge or suspension, it shall notify, in writing, the Human Resources Manager within seven (7) days. Failure to file such notification within seven (7) days shall constitute acceptance by the Union that the discharge or suspension was made for proper cause. If notification of protest is given by the Union within seven (7) days, it shall become a grievance and subject to the grievance procedure specified in Article VIII, Section E (except that Step No. 1 shall be eliminated).

B.   Leave of Absence
     1. Upon written application to the Human Resources Manager, an employee with one or more years' service may, for good and sufficient cause, be granted a leave of absence without pay, but with accumulative seniority, for a limited period (not exceeding 30 days). Leaves may be extended for like cause or longer leaves may be granted in special cases. Each application will be judged on its individual merit, and final approval will be at the discretion of the Human Resources Manager. An employee on leave of absence who engages in other employment or who fails to report for work on or before expiration of the leave will be considered as having quit. (Reasonable and necessary Union activity, when certified by the proper Union officials, shall be considered a proper basis for requesting a leave of absence.)

X.  OTHER CONDITIONS OF EMPLOYMENT ...                                PAGE 17.

     2. Family & Medical Leave - This Agreement shall be construed in a manner that complies with the Family & Medical Leave Act of 1993, giving to the Company whatever options are available to employers under the act.

     3. In the event an employee is selected by a labor organization with which the Union is affiliated to perform any task which necessitates a leave of absence, such leave shall be granted without pay, but with accumulative seniority, for a period not to exceed one (1) year. Not more than one (1) employee shall be on leave of absence simultaneously under the provisions of this clause.

C. The authorized staff representatives of the Union may visit the Office and Engineering Departments at reasonable times during the working hours, with permission of the Human Resources Manager, but shall not hinder or interfere with the progress of the work.

D. The Company will provide a reasonable and adequate bulletin board to be used by the Union; location to be agreed upon by the Human Resources Manager and the President of the Local Union.

E. It is the intention of the Company that work now performed by bargaining unit personnel, including increases in such work during the term of this Agreement, shall not be assigned to non-union employees, but rather shall be assigned to bargaining unit personnel. It is recognized that supervisors may at times be required to do work performed by bargaining unit personnel for developmental or experimental purposes to facilitate production or for the purpose of training employees. The Company agrees that it will specifically instruct these employees as to the meaning of this paragraph. The Union shall have the right to employ the grievance procedure herein provided if it feels that the Company has abused the provisions of this paragraph.

F. A permanent employee who is called for jury duty shall be excused from work for the days on which jury service occurs and shall receive for each such day of jury service on which otherwise scheduled to work the difference between eight (8) times the regular straight-time hourly rate and the payment received for jury service. The employee will promptly notify the Company when summoned for jury service and will present proof of service and the amount of pay received therefor. Time lost because of jury service will not be considered time worked for the purpose of computing overtime.

G. If death occurs within the immediate family of a permanent employee, the following applies:
          Mother, father, current spouse or child           Up to four (4) days
          Brother, sister, current in-laws (i.e., mother,
           father, brother,  sister, son, daughter),
           grandparent, grandchild, spouse's grandparents   Up to three (3) days

     Such employee, on prior request, will be excused for consecutive, regularly-scheduled working days, one day being the date of the funeral. In addition, such employee will receive eight (8) hours' pay with respect to each such regularly-scheduled shift not worked, such pay to be at the employee's regular straight-time hourly rate, exclusive of overtime. Time thus paid will not be counted as hours worked for purposes of overtime. Each employee's rights to both the excused absence and the funeral pay are conditioned upon prompt notice to the Company of the death involved and attendance at the deceased's funeral.

X.  OTHER CONDITIONS OF EMPLOYMENT ...                                PAGE 18.

     As used herein, brother-in-law is defined to mean: 1) the brother of one's husband or wife, 2) the husband of one's sister, 3) the husband of the sister of one's spouse; and sister-in-law is defined to mean: 1) the sister of one's husband or wife, 2) the wife of one's brother, 3) the wife of the brother of one's spouse.

     1. In the event a death occurs within the immediate family of a permanent employee, i.e., mother, father, current spouse or child, and the deceased person is cremated, the employee, upon prior request, will be excused for up to two (2) consecutive regularly-scheduled workdays at the time of death and for one (1) regularly-scheduled workday at the time of the Memorial Service. The employee will receive eight (8) hours' pay at the straight time hourly rate, exclusive of overtime. The employee's right to the excused absence and payment is based on prompt notice to the Company of the death involved and attendance at the deceased's Memorial Service.

H.   1.   Non-Discrimination
          ------------------

          The Company and the Union shall not discriminate against any employee based on race, color, religion, national origin, age or handicap, height, weight, veteran, marital status, where applicable. The Company and the Union shall not permit any form of harassment, joking remarks or other abusive conduct directed at employees because of their race, color, sex, religion, national origin, age or handicap, height, weight, veteran or marital status.

     2.   Sexual Harassment
          -----------------

          The Company and the Union shall not permit sexual harassment because it is intimidating, an abuse of power and unlawful. Sexual harassment is defined as unwelcome sexual advances, requests for sexual favors and other verbal or physical conduct of a sexual nature. Sexual harassment can take the forms of:

          a. Sexual conduct that interferes with another person's work performance or creates an intimidating, hostile or offensive work environment.

          b. Personnel decisions (e.g., promotions, raises, scheduling) made by a supervisor or boss based on the employee's submission to or rejecting of sexual advances.

          c. Submission to a sexual advance used as a condition of keeping or getting a job, whether expressed in explicit or implicit terms.

          Any employee who feels subject to discrimination or harassment should immediately report it to any of the following individuals: the immediate supervisor, the Plant Manager or an officer of the Company, or the Plant Human Resources Manager. The employee may also report any alleged discrimination or harassment to their Union representative. Such reports will be investigated promptly. If the report has merit, disciplinary action will be taken against the offender. Depending on the severity of the misconduct, the disciplinary action could range from a warning to termination.

X.  OTHER CONDITIONS OF EMPLOYMENT ...                                PAGE 19.

I. When an employee is required to work twelve (12) or more continuous hours, the supervisor shall make the necessary arrangements to provide a $3.50 chit. The Company will continue to maintain a supply of TV dinners and sandwiches at the prevailing rates for employee purchase.


                       ARTICLE XI.  INSURANCE AND PENSION
                       ----------------------------------

A. The Company shall, during the term of this Agreement, provide the program of group insurance benefits agreed to by the Company and the Union herein and to be implemented by the Company on the effective date of this Agreement, comprised of the following:

     1.   Life Insurance Plan provides benefits which afford protection in the
          -------------------
          event of death.

     2.   Retirement Income Plan provided by and paid for by the Company for
          ----------------------
          employees subject to this Agreement. Said plan and its provisions are set forth in the Pension Plan Booklet.

     3.   Hospital/Medical Plans for employees and their dependents, which
          ----------------------
          assist in defraying the cost of hospital and medical care.

     4.   Accident and Sickness Weekly Indemnity Plan (Metropolitan Life) which
          -------------------------------------------
          policy provides a source of income otherwise cut off because of injury or illness.

     5.   Dental Assistance Plan - The Company will provide for active employees
          ----------------------
          a Dental Assistance Program. The Company reserves the right to choose the insurance carrier who will furnish the program benefits and to change such carrier upon notice to the Union.

B.   Life Insurance - Permanent employees hired after June 17, 1986, will
     --------------
     receive the following sliding scale of benefits based upon length of service as indicated below:

          First day of month following date of hire until two (2) years    $ 7,500
          Two (2) years but less than three (3)                            $10,000
          Three (3) years but less than four (4)                           $12,500
          Four (4) years but less than five (5)                            $15,000
          Over five (5) years                                              $30,000

     After completion of three (3) years of service for employees hired before June 18, 1986, and five (5) years for employees hired after June 17, 1986, the employee will share the cost of benefits with the Company for insurance in excess of $30,000. The employee will pay the prevailing rate per $1,000 for insurance coverage in excess of $30,000. It is understood that insurance protection beyond $30,000 is optional with the employee. For employees retiring at or after age 62, the Company will provide a $2,500 life insurance policy.

     The Company will provide a disability feature as part of the Life Insurance Program.

     An employee who becomes disabled with a non-occupational disability may be eligible for a one-time lump sum payment in the amount of $20,000. Such payment shall be subject to Social Security certification of permanent and non-occupational disability. Should the employee return to active work following such disability, the payment amount will be deducted from any amount of life insurance provided by the Company.

     An employee who receives the lump sum payment for such disability who subsequently applies for and receives Workers' Compensation for the same disability will be liable to the Company for the full amount of such payment already made.

     Employees who receive this disability payment shall not be eligible for the $2,500 life insurance policy provided for employees retiring at or after age 62.

C.   Retirement Income Plan
     ----------------------

     Retirement Income Plan provided by and paid for by the Company for employees subject to this Agreement provided for employees retiring or otherwise terminating on or after the following dates for all years of service:

          Current:                            $22.00
          Effective:  01/01/97                $23.00
                      01/01/99                $24.00

     Said plan and its provisions are contained in a separate document that conforms to the applicable provisions of the ERISA Law and the Internal Revenue Code. The Company will continue its policy of treating the normal retirement date as the first day of the month coincident with or next following an employee's 65th birthday. This shall not be interpreted as a mandatory retirement date.

D.   Health Care/Prescription Drug Plans
     -----------------------------------

     The Company will pay only the amounts indicated below for the following coverages to be provided by the current carrier, or some other carrier, that may be changed at any time by mutual consent of the parties. One (1) person from the USW Union will continue as a member of the Insurance Cost Study Committee formed with members from each Union and the Company. This committee will be responsible for developing and implementing plans to educate employees and retirees on insurance experience, publishing information on program costs, and shopping for alternative carriers for the agreed coverage level.

     Before the thirty-first (31st) day of employment, an employee may select one of the following health care plans:

     Plan A
     ------
          Plan A is a Comprehensive Major Medical Plan with a $100 deductible per person or $200 deductible per family, a 90%/10% co-pay following satisfaction of the deductible with a maximum co-pay of $500 per calendar year.

     Plan C
     ------
          Plan C is a Comprehensive Major Medical Plan with a $500 deductible per person or $1,000 deductible per family, an 80%/20% co-pay following satisfaction of the deductible with a maximum co-pay of $500 per calendar year plus Outpatient Service Rider.

XI.  INSURANCE AND PENSION ...                                    PAGE 21.

     Plan D
     ------
          Plan D is a Comprehensive Major Medical Preferred Provider Organization Plan with a $100 deductible per person or $200 deductible per family, an 80%/20% co-pay with a maximum co-pay (in panel) of $500/$1,000 per calendar year. A $250 maximum per person Wellness Plan is included in Plan D.

     Plan E
     ------
          Plan E is a Comprehensive Major Medical Preferred Provider Organization Plan with a $250 deductible per person or $500 deductible per family, an 80%/20% co-pay with a maximum co-pay (in panel) of $1,000/$2,000 per calendar year. A $250 maximum per person Wellness Plan is included in Plan E.

     Before the thirty-first (31st) day of employment, an employee may select one of the following prescription drug plans as a medical plan rider:

     Plan 1
     ------
          Plan 1 is a prescription drug program which requires a $5 payment by the employee for each prescription filled for the employee and each eligible dependent.

     Plan 2
     ------
          Plan 2 is a prescription drug program which requires a $10 payment by the employee for each prescription filled for the employee and each eligible dependent.

     Plan 3
     ------
          Plan 3 is a prescription drug program which requires a $15 payment by the employee for each prescription filled for the employee and each eligible dependent.

     If a new employee does not make a selection by the expiration of the thirty-first (31st) day of employment, the employee will be enrolled in the plan that represents the least cost to the Company.

     Annually, or at times during the calendar year designated by the insurance carrier, the employee will be provided with the opportunity to elect to move from one medical and prescription drug plan to another medical or prescription drug plan. Any change of medical and prescription drug plans by the employee is valid only if approved by the insurance carrier. Under federal regulation at the time of ratification of this Agreement, this selection also authorizes the Company to deduct the employee's portion of the premium, if any, on a pre-tax basis. If an employee fails to make a selection during this election period, the Company will maintain the employee in the most recently selected medical and prescription drug plans and deduct the employee's portion of the premium, if any, on an after-tax basis.

     Notwithstanding any of the foregoing, the maximum amount of monthly premium to be paid by the Company for medical and prescription drug insurance coverage shall be as follows:
          Family Coverage         $250.00 per month
          Two-Person Coverage     $233.08 per month
          Single Person Coverage  $105.92 per month
     All premiums above these amounts (including any increases in premiums during the term of this Agreement) shall be paid by the employee through payroll deduction.

XI.  INSURANCE AND PENSION ...                                    PAGE 22.

E.   Accident and Sickness Weekly Indemnity Plan
     -------------------------------------------

     A Sickness and Accident Weekly Indemnity Plan which provides a source of income in the event of injury or illness for 52 weeks maximum payment with a Social Security carve-out for permanent employees. The following Sickness and Accident weekly benefits apply:

               Service of:
               Less than 1 year                  $150
               1 but less than 2 years           $160
               2 but less than 3 years           $170
               3 but less than 4 years           $185
               4 years or more                   $255

F. The Company will pay its share of the Hospital/Medical Plan, in the manner and amounts indicated above, and the Life Insurance Plan for a laid off employee with the following seniority during the time periods indicated or until the employee accepts full time employment elsewhere, whichever occurs first:

          6 months but less than 1 year    =     1 month
          1 year but less than 18 months   =     2 months
         18 months but less than 2 years   =     3 months
          2 years but less than 30 months  =     4 months
         30 months but less than 3 years   =     5 months
          3 years or more                  =     6 months

     If a laid off employee accepts full time employment elsewhere, the Company must be notified at once, and failure to do so shall be considered cause for dismissal. The Company will notify (in writing) the employee who is being laid off concerning the content of this provision at the time of separation. When the Company-paid insurance continuation time has run out, the laid off person will be allowed to continue the above coverages for an additional twelve (12) months, at the employee's own expense, by making payments to the Payroll Office by the twenty-eighth (28th) of each month. If the employee returns to work before the beginning of the month such premium payment was to apply to, the full premium shall be returned to the employee. If the employee returns to work during the month such premium payment was applied to, a pro rata share of the premium shall be returned to the employee.

     1. Effective June 18, 1983, when an employee is recalled from layoff and subsequently laid off, the Company will continue to pay for the Hospital/Medical Plan, in the manner and amounts indicated above, and Life Insurance Plan in accordance with the following:

          a. If such Company-paid insurance continuation had been exhausted prior to recall, the employee will be entitled to one month of Company-paid insurance continuation for each partial or full month of employment following recall, not to exceed the periods listed in Paragraph F above.

          b. If such Company-paid insurance continuation had not been exhausted prior to recall, the employee will be entitled to the unused portion plus, for each partial or full month of employment following recall, one month of Company-paid insurance continuation, the total not to exceed the periods listed in Paragraph F above.

XI.  INSURANCE AND PENSION ...                                    PAGE 23.

          c. Company-paid as used in this paragraph is subject to the same limits contained in Paragraph D above.

G. The Company will pay its share of the cost of the Hospital/Medical Plan in the manner and amounts indicated above, and the total cost of the Life Insurance Plan and Sickness and Accident Weekly Indemnity Plan, for a maximum of twelve (12) months, or until the benefits are exhausted, whichever occurs first. This shall be applicable to any employee unable to work because of sickness or accident, providing the sickness or accident causing the incapacity began when the employee was full-time regularly employed by the Company.


                           ARTICLE XII.  LIMITATION
                           ------------------------

This instrument shall constitute the entire Agreement between the Company and the Union duly authorized to represent the employees in the appropriate unit as a result of collective bargaining negotiations. This Agreement supersedes and cancels all prior agreements, understandings and practices, whether verbal or written, expressed or implied, between the Company and the Union and constitutes the entire agreement between the parties. Any amendment or agreement supplemental hereto shall not be binding upon either party unless executed in writing by the parties hereto. Any agreements and/or settlements made by the Union Steward and Plant Supervision shall not be binding upon the parties unless approved in writing and signed mutually by the Union Committee and Plant Management.

                                                                           24.

                      ARTICLE XIII.  DURATION AND RENEWAL
                      -----------------------------------

A. The Effective Date of this Agreement shall be the Ratification Date, and this Agreement shall continue until 12:01 AM February 15, 1999. This Agreement shall then be automatically renewed for additional periods of one
     (1) year unless either party shall notify the other party at least sixty
     (60) days before the expiration date of its desire to change or terminate the Agreement. Both parties pledge themselves to meet within a reasonable period of time from the time of such notice for the purpose of negotiating any changes or renewal.

B. IN WITNESS WHEREOF, the fully authorized representatives of both parties affix their signature at Alpena, Michigan, this 27th day of September, 1996:

     UNITED STEELWORKERS OF AMERICA
     LOCAL 7923

     ___________________________________                         ______________________________________
     George Becke, International President                       Robert D. Daleski


     ___________________________________                         _______________________________________
     Leo Gerard, International Secretary/Treasurer               Richard Burton


     ___________________________________                         _______________________________________
     Richard Davis, International Vice President                 Dennis Burns


     ___________________________________                         ________________________________________
     Leon Lynch, International Vice President                    Richard Gouin


     ___________________________________
     Harry Lester, District Director


     ABTCO, INCORPORATED
     ALPENA PLANT

     ___________________________________
     Kenneth C. Nielsen Plant Manager

                                                                 PAGE 25.

                                  ADDENDUM I
                            BASE WAGE RATE SCHEDULE


--------------------------------------------------------------------------------------------------------------------------------
                                    Effective       1.5%          1.5%          1.5%          1.5%          1.5%
                                       Date         Eff.          Eff.          Eff.          Eff.          Eff.
                                    Base Rate    10/15/96      03/31/97      09/30/97      03/31/98      09/30/98
--------------------------------------------------------------------------------------------------------------------------------
    OFFICE-CLERICAL
 General Accounting Clerk              13.67        13.88         14.08         14.29         14.51         14.73
 Storekeeper                           13.67        13.88         14.08         14.29         14.51         14.73
 Scaler                                13.20       *10.40        *10.40        *10.40        *10.40        *10.40
 Traffic Clerk                                      11.01         11.18         11.35         11.52         11.69
 Senior Clerk - Accounting             12.81        13.00         13.20         13.40         13.60         13.80
 .Sr.Clerk-Production Reporting                      13.00         13.20         13.40         13.60         13.80
 Data Processing Operator              12.81        13.00         13.20         13.40         13.60         13.80
 Engineering Clerk                                  11.01         11.18         11.35         11.52         11.69
 Purchasing Clerk                                   11.01         11.18         11.35         11.52         11.69
 Receptionist                          10.40       *10.40        *10.40        *10.40        *10.40        *10.40


*Denotes frozen rate for the
  duration of this Agreement.
-----------------------------------------------------------------------------------------------------------------

Compensation Adjustments
------------------------

     a. Active employees on the date of ratification will not be subject to rate decreases or rate freezing in their current permanent position.

     b. Employees who permanently transfer to a frozen position or are hired after September 30, 1996, into a frozen position shall receive lump sum payments calculated as follows:

          NUMBER OF ACTUAL HOURS PAID TO EMPLOYEE IN THE PERIOD:

          1) between September 30, 1996, and the effective date of the first adjustment of October 15, 1996, and
          2) between the effective dates of each subsequent adjustment, with the last such period between the effective date of March 31, 1998, adjustment and September 30, 1998 (hereafter each period is referred to as "MEASUREMENT PERIOD").

          multiplied by the FROZEN JOB RATE AT STRAIGHT TIME multiplied by the ADJUSTMENT (1.5%),

which payments shall be made to the employee in the payroll period ending immediately after the close of each MEASUREMENT PERIOD in lieu of increases in their hourly rate. Lump sum payments to employees shall not be included in their straight time rate for purposes of calculating overtime.

                                                                        PAGE 26.

                                  EXHIBIT "A"

              SAFE DRUG- AND ALCOHOL-FREE WORK ENVIRONMENT POLICY

                      STATEMENT OF COMMITMENT AND BELIEFS

ABTco, Inc., and Local 7923, United Steelworkers of America, are committed to a safe, drug and alcohol work environment. The parties jointly support and advocate the voluntary use of the Employee Assistance Program for those employees who wish to seek confidential assistance in the areas of alcohol and
drug dependency.   The parties believe that the abuse of alcohol and/or
dependency on drugs are illnesses requiring rehabilitative treatment.
Therefore, the parties believe that the cornerstone to a Drug and Alcohol Policy is rehabilitation. Both parties believe that in the event that rehabilitative efforts fail, an employee's employment will be in jeopardy. ABTco, Inc., and Local 7923, USW, consider the manufacture, sale, distribution, handling, possession or use of alcohol, illegal drugs or the misuse of prescription drugs on Company property to be a termination offense. The parties believe that the recreational use of alcohol while not on Company property is of no concern to the parties unless the employee reports to work under the influence of alcohol and/or drugs. The parties believe that an individual employee's safe performance of work is the criteria that will be judged when making referrals for rehabilitative treatment, except in those cases when an employee voluntarily seeks confidential rehabilitative treatment. ABTco, Inc., and Local 7923 strongly support the use of the Employee Assistance Program and available health insurance coverage if rehabilitative treatment is required or desired.

                           ADMINISTRATIVE PROCEDURES

To provide a guide to employees, ABTco, Inc., and Local 7923, USW, have established the following administrative procedure. This procedure may be changed by mutual agreement of the parties. All steps of the procedure and all records regarding the procedure are confidential.

STEP 1
------
     If there is reasonable cause to believe that an employee is working under the influence of alcohol and/or drugs, the employee will not be allowed to continue to work and will be safely transported home. The employee will meet the next business day with at least two representatives of management and two representatives of the Bargaining Committee to discuss the incident, with the focus toward assisting the employee to seek rehabilitative treatment through the Employee Assistance Program. The Company and the Union may choose to monitor the employee's progress.

STEP 2
------
     If there is a second incident involving the same employee where there is reasonable cause to believe that an employee is working under the influence of alcohol and/or drugs, the employee will not be allowed to continue to work, a drug and alcohol screening test will be administered at Alpena General Hospital to confirm or refute the determination of reasonable cause. If not under the influence of alcohol and/or drugs, the employee will return to work without loss in pay. If the employee is found to be under the influence of alcohol and/or drugs, the employee will be safely transported home. If the employee refuses to take the screening test, the employee will be presumed under the influence of alcohol and/or drugs. The employee will

EXHIBIT "A" ...                                                  PAGE 27.

     meet the next business day with at least two representatives of management and two members of the Bargaining Committee. The focus of the meeting will be the requirement to attend an evaluation session with the Employee Assistance Program counselor. The counselor will make an evaluation and determine the appropriate course of treatment. The employee will be required to successfully follow the prescribed course of treatment. The employee's progress will be monitored by ABTco, Inc., and the Local 7923, USW, committee.

STEP 3
------
     In the event there is a third incident involving the same employee where there is reasonable cause to believe that the employee is working under the influence of alcohol and/or drugs, the employee will not be allowed to work, a drug and alcohol screening test will be administered at Alpena General Hospital to confirm or refute the determination of reasonable cause. If not under the influence of alcohol and/or drugs, the employee will return to work without loss in pay. If the employee is found to be under the influence of alcohol and/or drugs, the employee will be safely transported home. If the employee refuses to take the screening test, the employee will be presumed under the influence of alcohol and/or drugs. The employee will meet the next business day with at least two representatives of management and two members of the Bargaining Committee. The joint committee will mutually determine the course of action to be taken with the employee. As a general guide, the employee will be placed on a 30 day suspension, required to seek inpatient rehabilitative treatment, and successfully complete rehabilitative treatment. The joint committee will receive specific professional advise from the rehabilitation counselor regarding specific treatment needed. The employee's progress will be monitored. Additional requirements may be imposed, depending on the specific situation and the advice of the professional rehabilitation counselor.

STEP 4
------
     In the event there is a fourth incident involving the same employee where there is reasonable cause to believe that the employee is working under the influence of alcohol and/or drugs, the employee will not be allowed to continue to work, a drug and alcohol screening test will be administered at Alpena General Hospital to confirm or refute the determination of reasonable cause. If the employee is not under the influence of alcohol and/or drugs, the employee will return to work with no loss in pay. If the employee is under the influence of alcohol and/or drugs, the employee will be safely transported home. If the employee refuses to take the screening test, the employee will be presumed under the influence of alcohol and/or drugs. The employee will meet the next business day with at least two members of management and two members of the bargaining committee. It will be determined, with advice from a professional rehabilitation counselor, if the employee would benefit from further treatment or if employment should be terminated. If further treatment is required the employee will be placed on 30-day suspension to undergo in-patient rehabilitation. The employee will be placed on conditional employment status upon return to work. The employee will be required to remain alcohol- and/or drug-free on Company premises or employment will be terminated.

STEP 5
------
     In the event there is a fifth incident involving the same employee where there is reasonable cause to believe that the employee is working under the influence of alcohol and/or drugs, the employee will not be allowed to continue to work, a drug and alcohol screening test will be performed at Alpena General Hospital to confirm or refute the determination of reasonable

EXHIBIT "A" ...                                                  PAGE 28.

     cause. If the employee is not under the influence of alcohol and/or drugs, the employee will return to work with no loss in pay. If the employee is under the influence of alcohol and/or drugs, the employee will transported safely home. If the employee refuses the screening test, the employee will be presumed to be under the influence of alcohol and/or drugs. If the employee is under the influence of alcohol and/or drugs, employment will be terminated.

                                                                        PAGE 29.

                                  EXHIBIT "B"

The parties agree that Robert Daleski will be granted recall rights to active employment with ABTco, Incorporated, in the event that he is no longer a full-time employee with the United Steelworkers of America. This agreement is not in effect in the event Mr. Daleski retires from active employment with the United Steelworkers of America. The parties agree that Mr. Daleski shall have seniority equal to the amount of active employment with the Company. The parties agree that this Exhibit only applies to Mr. Daleski and that it expires with his re-entry to active employment with ABTco, Incorporated, his retirement from active employment with the United Steelworkers of America, or the expiration of this labor agreement.